Dentsply Sirona Receives Notice of Filing Delinquency from Nasdaq Charlotte, N.C., August 15, 2022 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced that, as expected, it received written notification from The NASDAQ Stock Market (“Nasdaq”) on August 12, 2022 that the Company remains out of compliance with the Nasdaq Listing Rules because the Company has not yet filed its Quarterly Reports on Form 10-Q for the periods ended March 31, 2022 and June 30, 2022 (individually the “First Quarter 10-Q” and “Second Quarter 10- Q,” respectively, and together, the “Quarterly Reports”). Nasdaq Listing Rule 5250(c)(1) requires Nasdaq- listed companies to timely file all periodic reports. The Company previously received written notification from Nasdaq on May 12, 2022, that it was not in compliance with Nasdaq Listing Rules since the Company had not timely filed its First Quarter 10-Q. In response to the notification and pursuant to the Nasdaq Listing Rules, the Company submitted a plan to Nasdaq to regain compliance and it targeted filing the First Quarter 10-Q by August 14, 2022. Nasdaq granted the Company an extension of time through August 14, 2022, in which to regain compliance. As stated in the Company’s press release dated August 4, 2022, the Company notified Nasdaq that it no longer expected that it would be able to file First Quarter 10-Q or the Second Quarter 10-Q by August 14, 2022. On August 13, 2022, the Company submitted an updated compliance plan to Nasdaq with a request to Nasdaq for additional time to demonstrate compliance with the listing rules. If approved, Nasdaq could grant a continued exception to allow the Company to regain compliance with all delinquent filings for up to 180 days from the filing deadline of the First Quarter 10-Q, which is November 7, 2022. Neither this notice nor the May 12, 2022, notice from Nasdaq has an immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market. As previously reported in the Company’s Notification of Late Filing on Form 12b-25 filed with the SEC on August 9, 2022, the Company was unable to file the Quarterly Reports within the prescribed periods because the Audit and Finance Committee of the Company’s Board of Directors is conducting an internal investigation regarding certain financial reporting matters and the Company is also in the process of evaluating certain other accounting practices. The Company is working to finalize its financial statements for the Quarterly Reports and review of internal controls and procedures, including the evaluation of any deficiencies in internal control over financial reporting, as soon as practicable. About Dentsply Sirona Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands.

Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products. Contact Information: Investors: Andrea Daley Vice President, Investor Relations +1-704-805-1293 InvestorRelations@dentsplysirona.com

Forward-Looking Statements and Associated Risks All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements, including statements regarding the ongoing internal investigation and exceptions to the Nasdaq listing rules, represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any updating information in subsequent SEC filings. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.